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                                                                    EXHIBIT 1(c)

                                                               [Draft--3/11/98]

                                13,000,000 Shares

                               PREMIER PARKS INC.

                                  Common Stock

                       AGREEMENT BETWEEN U.S. UNDERWRITERS

                           AND INTERNATIONAL MANAGERS

                                                                          , 1998

                  AGREEMENT by and between (a) the U.S. Underwriters (the "U.S. Underwriters") named in Schedule 1 to the U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") among Premier Parks Inc., a Delaware corporation (the "Company"), its subsidiaries which are parties thereto, Six Flags Entertainment Corporation ("SFEC") and its subsidiaries which are parties thereto, and Lehman Brothers Inc., Smith Barney Inc., Furman Selz LLC and NationsBanc Montgomery Securities LLC, as Representatives (the "Representatives") of the U.S. Underwriters, and (b) the International Managers (the "International Managers") named in Schedule 1 to the International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") among the Company, its subsidiaries which are parties thereto, SFEC and its subsidiaries which are parties thereto, and Lehman Brothers International (Europe), Smith Barney Inc., Furman Selz LLC and NationsBanc Montgomery Securities LLC as Lead Managers (the "Lead Managers") for the International Managers.

                  WHEREAS, the U.S. Underwriters, pursuant to the U.S. Underwriting Agreement, have agreed to purchase from the Company an aggregate of 10,400,000 shares of the Company's Common Stock (par value $.05 per share) (the "U.S. Stock") to be offered and sold in the United States and Canada, and the International Managers, pursuant to the International Underwriting Agreement, have agreed to purchase from the Company an aggregate of 2,600,000 shares of the Company's Common Stock (par value $.05 per share) (the "International Stock") to be offered and sold outside the United States and Canada; the U.S. Stock and the International Stock are hereinafter collectively referred to as the "Firm Stock";


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                  WHEREAS, solely for the purpose of covering over-allotments, the U.S. Underwriters, pursuant to the U.S. Underwriting Agreement, have been granted options by the Company to purchase up to 1,560,000 additional shares of the Company's Common Stock (the "U.S. Option Stock") and the International Managers, pursuant to the International Underwriting Agreement, have been granted options by the Company to purchase up to 390,000 additional shares of the Company's Common Stock (the "International Option Stock") (the U.S. Option Stock and the International Option Stock are hereinafter collectively referred to as the "Option Stock", and the Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock"); and

                  WHEREAS, in connection with the foregoing, the Representatives and the Lead Managers deem it necessary and advisable that certain of the activities of the U.S. Underwriters and the International Managers be coordinated pursuant to this Agreement;

                  NOW, THEREFORE, the Representatives (on behalf of the U.S. Underwriters) and the Lead Managers (on behalf of the International Managers) hereby agree as follows:

                  1. (a) The U.S. Underwriters, acting through the Representatives, and the International Managers, acting through the Lead Managers, agree that they will consult with each other as to the availability for sale to the public of Stock purchased pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, from time to time until the earliest of (i) the termination of the provisions of the Supplemental Agreement Among U.S. Underwriters dated the date hereof (the "Agreement Among U.S. Underwriters"), (ii) the termination of the provisions of the Agreement Among International Managers dated the date hereof (the "Agreement Among International Managers") or (iii) a mutual agreement of the U. S. Underwriters, acting through the Representatives, and the International Managers, acting through the Lead Managers, to terminate the selling restrictions set forth in Sections 2(a) and 2(b) of this Agreement.

                  (b) At any time and from time to time as mutually agreed between the Representatives and the Lead Managers, the Representatives may sell (for the accounts of one or more U.S. Underwriters) to the Lead Managers (for the ac counts of the International Managers) such number of shares


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of U.S. Stock purchased pursuant to the U.S. Underwriting Agreement and remaining unsold, as may be so mutually agreed upon. From time to time as mutually agreed between the Lead Managers and the Representatives, the Lead Managers may sell (for the accounts of one or more International Managers) to the Representatives (for the accounts of U.S. Underwriters) such number of shares of International Stock purchased pursuant to the International Underwriting Agreement and remaining unsold, as may be so mutually agreed upon.

                  (c) Unless otherwise determined by mutual agree ment between the Representatives and the Lead Managers, the price of any Stock so purchased or sold shall be the public offering price as then in effect for Stock being sold by the U.S. Underwriters and the International Managers less the selling concession allocable to such Stock. Settlement between the Representatives and the Lead Managers with respect to any Stock which the Representatives and the Lead Managers have agreed to purchase or sell pursuant to this Agreement shall occur at least two business days prior to each Delivery Date specified in the U.S. Underwriting Agreement and, in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days after the transaction date. Certificates for the Stock so purchased shall be delivered on the respective settlement dates. The liability for payment to the Company of the purchase price of the Stock being purchased by the U.S. Underwriters under the U.S. Underwriting Agreement and the liability for payment to the Company of the purchase price of the Stock being purchased by the International Managers under the International Underwriting Agreement, respectively, shall not be affected by the provisions of this Agreement. The U.S. Underwriters and the International Managers shall pay any sales or transfer taxes, fees or other charges payable in connection with the sale or delivery of Stock sold by them under this Agreement.

                  (d) The obligations of the U.S. Underwriters in respect of any purchase or sale of Stock hereunder shall be pro rata in accordance with the proportion of the total number of shares of Stock which the U.S. Underwriters are obligated to purchase from the Company pursuant to the U.S. Underwriting Agreement; provided, however, that if the net purchases of International Stock hereunder by the U.S. Underwriters exceed 15% of the aggregate number of shares of U.S. Stock to be purchased from the Company by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement,


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the excess shares of International Stock shall be purchased by such U.S.
Underwriters as shall be designated by the Representatives.

                  2. (a) (i) Each U.S. Underwriter agrees that, except for (i) purchases and sales pursuant to Section 1 hereof, (ii) transactions described in paragraph (c) of this Section 2, (iii) stabilization transactions contemplated under Section 3 hereof and (iv) other transactions spe cifically approved by the Representatives and the Lead Managers, (A) it is not purchasing any Stock for the account of anyone other than a U.S. or Canadian Person (as defined below),
(B) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of the Stock or distribute any Preliminary Prospectus or U.S. Pro spectus (each as defined in the Agreement Among U.S. Underwriters) to anyone other than a U.S. or Canadian Person and (C) that any dealer to whom it may sell any of the Stock (x) will represent that it is not purchasing for the account of anyone other than a U.S. or Canadian Person and
(y) will agree that it will not offer, sell, resell or deliver, directly or indirectly, any of the Stock or distribute any Preliminary Prospectus or U.S. Prospectus to anyone other than a U.S. or Canadian Person or to any other dealer who does not so represent and agree.

                  (ii) Each U.S. Underwriter agrees that each offer of shares made by it in Canada shall be made pursuant to applicable Canadian securities laws.

                  (b) Each International Manager agrees that, except for (i) purchases and sales pursuant to Section 1 hereof, (ii) transactions described in paragraph (c) of this Section 2, (iii) stabilization transactions contemplated under Section 3 hereof and (iv) other transactions specifically approved by the Lead Managers and the Representatives, (A) it is not purchasing any Stock for the account of any U.S. or Canadian Person, (B) it has not of fered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of the Stock or distribute any Preliminary Prospectus or International Prospectus (each as defined in the Agreement Among International Managers) to any U.S. or Canadian Person and (C) that any dealer to whom it may sell any of the Stock (x) will represent that it is not purchasing for the account of any U.S. or Canadian Person and (y) will agree that it will not offer, sell, resell or deliver, directly or indirectly, any of the Stock or distribute any Preliminary Prospectus or International


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Prospectus to any U.S. or Canadian Person or to any other dealer who does not so represent and agree.

                  (c) The limitations of this Section 2 shall not restrict (i) offers, sales, resales, deliveries or dis tributions by a U.S. Underwriter to or through investment advisors who are U.S. or Canadian Persons, or other U.S. or Canadian Persons exercising investment discretion, who are purchasing for the account of anyone other than a U.S. or Canadian Person, or offers, sales, resales, deliveries or distributions by an International Manager to or through investment advisors who are not U.S. or Canadian Persons, or other persons exercising investment discretion who are not U.S. or Canadian Persons, who are purchasing for the account of a U.S. or Canadian Person, (ii) purchases by a U.S. Underwriter who is also acting as an International Manager of Stock for the account of anyone other than a U.S. or Canadian Person, or purchases by an International Manager who is also acting as a U.S. Underwriter of Stock for the account of a U.S. or Canadian Person or (iii) offers or sales by a U.S. Underwriter who is also acting as an International Manager of Stock to anyone other than a U.S. or Canadian Person, or offers or sales by an International Manager who is also acting as a U.S. Underwriter of Stock to a U.S. or Canadian Person.

                  (d) As used herein, "U.S. or Canadian Person" means any resident or citizen of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any political subdivision thereof or any estate or trust the income of which is subject to United States federal income taxation or Canadian income taxation regardless of the source (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person. The term "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction and the term "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction.

                  3. (a) All stabilization transactions, if any, conducted in the United States or Canada shall be conducted through Lehman Brothers Inc., and all stabilization trans actions, if any, conducted outside the United States and Canada shall be conducted through Lehman Brothers


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International (Europe), so that stabilization activities both within and outside the United States and Canada shall be coordinated and conducted in compliance with any applicable laws and regulations.

                  (b) The U.S. Underwriters shall have responsi bility with respect to any action which the Representatives may take to make over-allotments in arranging for sales of Stock in the United States and Canada, and the International Managers shall have responsibility with respect to any action which the Lead Managers may take to make over-allotments in arranging for sales of Stock outside the United States and Canada.

                  (c) The Lead Managers undertake, and agree to cause each of the International Managers to undertake, that in connection with the distribution of the Stock they will comply with the prohibitions against trading by persons interested in a distribution set forth in Regulation M under the United States Securities Exchange Act of 1934, as amended, and Sections 9 and 10 of the Agreement Among International Managers. The International Managers will cause each dealer who has agreed to participate or is participating in the distribution to give a similar undertaking.

                  (d) All stabilization transactions conducted by Lehman Brothers Inc. or Lehman Brothers International (Europe) shall be for the respective accounts of the several U.S. Underwriters and the several International Managers in the proportions set forth in Section 4 hereof. In no event shall the net commitment pursuant to overallotment of such stabilization transactions, including the net commitment for long or short account represented by the Stock purchased or sold pursuant to Section 1 hereof, exceed in the case of each U.S. Underwriter or International Manager, 15% of the aggregate initial public offering price of the total number of shares of Stock which such U.S. Underwriter or Interna tional Manager is obligated to purchase pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement, as the case may be, and this Agreement.

                  4. The Representatives and the Lead Managers shall agree as to the expenses which will constitute expenses of the underwriting and distribution of the Stock common to the U.S. Underwriters and the International Managers which expenses, as well as any stabilizing profits, shall be allocated between the U.S. Underwriters, on the one


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hand, and the International Managers, on the other hand, in the same proportions as the number of shares of Stock agreed to be purchased under the U.S. Underwriting Agreement and the number of shares of Stock agreed to be purchased under the International Underwriting Agreement bear to the total number of shares of Stock. It is agreed that such common expenses shall, unless otherwise agreed by the Representatives and the Lead Managers, be limited to any losses or expenses incurred in stabilizing the market price of the Stock in accordance with Section 3 hereof. Except with respect to such common expenses, the U.S. Underwriters will pay the aggregate expenses incurred in connection with the purchase, carrying or sale of the Stock purchased by the U.S. Underwriters from the Company and the International Managers will pay the aggregate expenses incurred in connection with the purchase, carrying or sale of the Stock purchased by the International Managers from the Company.

                  5. The Representatives and the Lead Managers agree that:

                  (a) the Lead Managers will not establish a Delivery Date under the International Underwriting Agreement which differs from that established under the U.S. Underwriting Agreement, and if such Delivery Date is postponed by action of the U.S. Underwriters as provided in the U.S. Underwriting Agreement or by action of the International Managers as provided in the International Underwriting Agreement, it will be post poned to a date and time mutually agreed upon by the Representatives and the Lead Managers;

                  (b) changes in the respective public offering prices or in the respective selling concessions and reallowances to dealers will be made only by mutual agreement until the time specified in Section 1(a) hereof;

                  (c) the Representatives and the Lead Managers will each keep the other fully informed of the progress of the offering and distribution of the Stock;

                  (d) the Representatives will not cause the termination of the Agreement Among U.S. Underwriters and the Lead Managers will not cause the termination of the Agreement Among International Managers without, in each case, the consent of the other until 30 days after the date hereof; and


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                  (e) advertising with respect to the offering shall be as
         determined by Lehman Brothers Inc.

                  6. This Agreement may be amended prior to any Delivery Date specified in the U.S. Underwriting Agreement and the International Underwriting Agreement by mutual written consent of the Representatives and the Lead Managers.

                  7. This Agreement may be signed in several coun terparts, which together shall constitute one and the same instrument.


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                  8. This Agreement shall be governed by and construed in
accordance with the laws of the State of New York, without giving effect to choice of law or conflicts of law principles thereof.

                  IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.

                                        LEHMAN BROTHERS INC.
                                        SMITH BARNEY INC.
                                        FURMAN SELZ LLC
                                        NATIONSBANC MONTGOMERY
                                          SECURITIES LLC

                                        For themselves and as Repre-
                                        sentatives for each of the
                                        several U.S. Underwriters

                                        by LEHMAN BROTHERS INC.

                                          by
                                             -------------------------------
                                               Authorized Representative

                                        LEHMAN BROTHERS INTERNATIONAL
                                          (EUROPE)
                                        SMITH BARNEY INC.
                                        FURMAN SELZ LLC
                                        NATIONSBANC MONTGOMERY
                                          SECURITIES LLC

                                        For themselves and as Lead
                                        Managers for each of the
                                        several International Managers

                                        by LEHMAN BROTHERS INTERNATIONAL
                                          (EUROPE)

                                          by
                                             -------------------------------
                                               Authorized Representative